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                                                                       EXHIBIT 5


                                February 14, 2001



Securities and Exchange Commission
Division of Corporation Finance
Filing Room #1004
450 Fifth Street, N.W.
Washington, D.C. 20549

         Re:      Heroes, Inc.
                  2001 Executive Equity Compensation Plan


Ladies and Gentlemen:

         I have reviewed and am familiar with the referenced plan, and the Articles of Incorporation and bylaws of Heroes, Inc. In my opinion, upon sale pursuant to an effective Registration Statement on Form S-8, the securities to be issued under the plan will be validly issued, fully paid and nonassessable. I hereby consent to the inclusion of my opinion in such Registration Statement on Form S-8.

                                   Sincerely,

                                   THOMAS P. MCNAMARA, P.A.



                                   By:/s/ Thomas P. McNamara
                                      -----------------------------------------
                                      Thomas P. McNamara